SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2013

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On October 23, 2013, the Registrant disclosed, in addition to the $76 million in covered loans losing loss share coverage within the next 12 months, current balances of $394 million in loans are expected to cease to be covered over the next 12 to 24 months. The remaining $337 million of current balances in covered loans are single family residential loans and will have coverage for five years or more.

In addition, on October 23, 2013, the Registrant disclosed that it currently projects net interest margin to be 3.35% and operating noninterest expenses to be below $106 million for the three-month period ending December 31, 2013.

On October 23, 2013, the Registrant disclosed that it currently projects revenue from its brokerage, trust, wealth management, and investment banking businesses, to approximate an annualized rate of $22 to $23 million for the three-month period ending December 31, 2013.

On October 23, 2013, the Registrant also reaffirmed the earnings guidance provided in conjunction with the press release and supplemental information issued on April 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: October 23, 2013	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer